EXHIBIT 99.1

PNM Resources Reports Lower 2007 Earnings
Pending sales of gas business, select wholesale contracts create transitional period

2007 FOURTH QUARTER SUMMARY

•	Quarterly GAAP (generally accepted accounting principles) diluted earnings per share of $0.23, down from $0.48 per diluted share in 2006
•	Ongoing diluted EPS of $0.11, compared with $0.50 diluted EPS in 2006
•	Reduced base load plant availability with no fuel-adjustment mechanism significantly hindered achieving earnings target range
•	Mild weather, cost to serve jurisdictional load also reduced earnings

2007 YEAR-END SUMMARY

•	2007 GAAP earnings per diluted share of $0.98, down from $1.71 per diluted share in 2006
•	Ongoing diluted EPS of $1.08, compared with $1.78 diluted EPS in 2006

(ALBUQUERQUE, N.M.) – PNM Resources (NYSE: PNM) today reported preliminary, unaudited 2007 consolidated ongoing earnings per diluted share of $1.08, compared with $1.78 per diluted share in 2006. The company also reported unaudited 2007 consolidated GAAP earnings per diluted share of $0.98, compared with $1.71 in 2006.

“Our track record of providing strong total shareholder returns did not extend through to 2007,” said Jeff Sterba, PNM Resources chairman, president and CEO. “This is mainly due to rates in our New Mexico utility being well below the cost of providing service and absence of a fuel-adjustment clause, which would allow the recovery of substantially higher fuel and purchase power costs caused by rising fuel prices, increased loads and variability in base load generation availability. Clearly, our pending electric rate case in New Mexico is a crucial component of our efforts to restore the company’s healthy financial performance.”

In 2007, the PNM electric business earned an estimated 5.0 percent regulated return, based on a rate base of $1.4 billion and capital structure of 51.4 percent common equity.

“In addition, our competitive retail business, First Choice Power, had reduced earnings this year compared with an exceptional 2006,” Sterba said. “Earnings were lower because of the general uncertainty in the Texas market as numerous legislative issues were debated, the expiration of price-to-beat rates and the delayed transition to a new customer care system that impeded customer acquisition.”

Ongoing earnings exclude the impact of non-recurring items and net unrealized mark-to-market gains and losses on economic hedges, as shown in attached Schedules 1 through 5. Earnings from discontinued operations also are included in ongoing earnings. Reconciliations of quarterly and year-end ongoing earnings to GAAP earnings for 2007 and 2006 are provided on accompanying Schedules 1 through 5.

Due to the pending sale of the PNM gas business, the company is reporting this segment as discontinued operations, which is required under GAAP. Certain corporate items that historically were allocated to the PNM Gas segment cannot be included as discontinued operations and were reassigned to PNM Electric, as discussed further in segment reporting. In addition, the company previously announced the pending sale of certain wholesale power, natural gas and transmission contracts as the first step of separating its unregulated electric activities from PNM the utility. Effective December 31, 2007, management changed the methodology it uses to operate and assess its business activities and no longer reports a separate Wholesale segment.

As previously announced, the Luna Energy Facility and Lordsburg Generating Station will be separated from PNM the utility by Jan. 1, 2010, as required by the New Mexico Public Regulation Commission. Those assets could be sold, moved to a different subsidiary or included in future retail rates if approved by regulators. Because the company’s share of Unit 3 at the Palo Verde Nuclear Generating Station is excluded from the regulatory separation requirement, it can remain within PNM the utility and its power can continue to be sold on the wholesale market. Gross margin from these unregulated power plants is reported in the PNM Electric segment.

2007 FOURTH QUARTER CONSOLIDATED PERFORMANCE SUMMARY

Ongoing earnings were $8.8 million, or $0.11 per diluted share, compared with $36.7 million, or $0.50 per diluted share in 2006. GAAP earnings were $18.1 million, or $0.23 per diluted share, compared with $35.3 million, or $0.48 per diluted share.

Lower power plant availability reduced quarterly earnings per diluted share by $0.18, compared with the same period in 2006. All three of the company’s base load power facilities fell short of equivalent availability factors needed to reach the previously stated earnings per share target range. The San Juan Generating Station had a quarterly EAF of 61.2 percent, well below the company’s target of 85.0 percent. Improved availability of the plant is expected as major overhauls of two units will be completed within the next 15 months. Palo Verde had an EAF of 55.8 percent, also below PNM Resources’ target of 80 percent. Palo Verde has concluded its final complex steam generator replacement outage and focus will turn to implementation of the plant’s improvement program. In December, outages reduced the Four Corners Plant’s quarterly EAF to 89.6 percent, which was short of its planned 92.0 percent level.

Reduced plant performance resulted in increased power purchase costs and reduced wholesale opportunities. In addition, mild New Mexico temperatures in October and early November resulted in 10 percent fewer heating-degree days in PNM’s gas service territory.

YEAR-END CONSOLIDATED PERFORMANCE SUMMARY

For the year, ongoing earnings totaled $84.2 million, or $1.08 per diluted share, compared with $125.4 million, or $1.78 per diluted share, in 2006. GAAP earnings for the year totaled $76.3 million, or $0.98 per diluted share, compared with $120.8 million, or $1.71 per diluted share, in 2006.

Following three consecutive years of record performance, plant availability at San Juan was reduced and finished the year with an EAF of 80.4 percent, compared with 89.6 percent in 2006. Palo Verde had improved performance for the year with an EAF of 77.3 percent, compared with 70.0 percent in 2006. Four Corners also had reduced availability of 78.5 percent, compared with 90.5 percent in 2006. Overall, plant availability reduced PNM Resources consolidated earnings per diluted share by $0.11 in 2007, compared with 2006.

Reduced wholesale opportunities for PNM electric operations and increased costs to serve retail customers, including higher coal and purchase power costs, negatively impacted diluted earnings per share an additional $0.11, comparing 2007 with 2006. A 10.3 percent increase in average number of common shares outstanding reduced diluted earnings per share by $0.17, comparing 2007 with 2006.

Regarding its unregulated electric operations, First Choice Power average retail margins were reduced as the Texas market eliminated price-to-beat rates in January 2007 and all customers shifted to competitive pricing. Trading margins for First Choice resulted in losses in 2007, following a strong year in 2006.

YEAR-END SEGMENT REPORTING OF EARNINGS

PNM Electric – a vertically integrated electric utility in New Mexico with distribution, transmission and generation assets. This segment includes certain wholesale activities that were previously shown as a separate segment.

•	Ongoing earnings were $34.5 million, or $0.45 per diluted share, compared with $57.4 million, or $0.81 per diluted share, in 2006.

•
PNM Electric reported 2007 GAAP earnings of $23.3 million, or $0.30 per diluted share, compared with $57.6, or $0.81 per diluted share, in 2006. Certain corporate items that historically were allocated to the PNM Gas segment cannot be included as discontinued operations under GAAP. Therefore, those charges totaling $6.4 million and $6.3 million after tax have been reallocated to PNM Electric in reported results for 2007 and 2006, respectively, as shown in Schedules 2 and 4.

•
Less availability at base load coal plants, reduced wholesale activity and increased costs to serve jurisdictional load more than offset the benefits of the transfer of TNMP-New Mexico operations to PNM and weather-normalized load growth of 1.9 percent. Increased interest expense, higher coal costs and additional shares outstanding also lowered earnings per share.

•
Gross margin associated with the company’s unregulated power plants – Palo Verde Unit 3, the Luna Energy Facility and the Lordsburg Generating Station – was $42.1 million in 2007, compared with $53.8 million in 2006, based on an average price of short-term power sales.

•	The PNM electric business earned an estimated 5.0 percent regulated return, based on a rate base of $1.4 billion and capital structure of 51.4 percent common equity.

TNMP –a transmission and distribution company in Texas.

•
TNMP reported ongoing earnings of $18.9 million, or $0.24 per diluted share. GAAP earnings were $18.4 million, or $0.23 per diluted share. In 2006, TNMP reported ongoing earnings and GAAP earnings of $15.7 million, or $0.22 per diluted share.

•
The collection of the competitive transition charge, colder weather and reduced financing costs more than offset the impacts of the transfer of New Mexico operations to PNM and additional shares outstanding.

•	TNMP earned an estimated 6.7 percent regulated return, based on a rate base of $0.4 billion and capital structure of 40.0 percent common equity.

First Choice Power– a competitive retail electric provider in Texas.

•	First Choice Power reported ongoing earnings of $26.8 million, or $0.34 per diluted share, compared with $41.4 million, or $0.59 per diluted share in 2006.

•	GAAP earnings were $27.2 million, or $0.35 per diluted share, compared with $40.0 million, or $0.57 per diluted share, in 2006.

•	Average retail margin per megawatt-hour decreased to $23.47 from $28.61 in 2006. The decrease mainly was caused by the shift from price-to-beat rates to competitive pricing.

·
Trading margins reflect losses of $3.6 million, compared with gains of $9.3 million in 2006. The losses were driven mainly by a decrease in value of market positions caused by lower market heat rates and lower natural gas prices.

Altura Energy– an entity that acquired the Twin Oaks Power facility in April 2006. On June 1, 2007, PNM Resources contributed Altura to the EnergyCo joint venture at fair-market value of approximately $550 million after working capital adjustments. At the time of the contribution, PNM Resources received a cash distribution equal to 50 percent of Altura’s fair market value, or approximately $275 million.

•
Altura reported 2007 ongoing earnings of $7.3 million, or $0.09 per diluted share.  GAAP earnings were $5.2 million, of $0.06 per diluted share.  Altura reported ongoing and GAAP earnings of $23.9 million, or $0.34 per diluted share in 2006.

•
Altura's 2006 results include approximately nine months of earnings associated with the Twin Oaks Power facility after its April acquisition, including allocations of corporate costs and interest expense associated with the $480 million bridge loan undertaken to fund the purchase of the plant.  Altura's 2007 results were significantly lower than 2006, as only five months of 100 percent earnings associated with the Twin Oaks Power facility are included prior to its contribution to the EnergyCo joint venture.  The results from the five months of full ownership in 2007 also include allocations of corporate costs and interest expense associated with the $249.5 million remaining on the bridge loan after its balance was reduced with the proceeds from a December 2006 stock issuance.

•
During the approximately nine months of Altura ownership in 2006, the Twin Oaks Power facility had an EAF of 88.0 percent, compared with 84.2 percent during the five months fully owned by Altura in 2007, further resulting in reduced earnings.

EnergyCo– a business segment that is comprised of the joint venture between PNM Resources and a subsidiary of Cascade Investment, L.L.C. EnergyCo owns two generating assets, Twin Oaks and Altura Cogen, a natural gas facility acquired on Aug. 1, 2007.

•	EnergyCo contributed $4.6 million, or $0.06 per diluted share, to consolidated GAAP and ongoing earnings in 2007.

•
Before service company charges and interest expense, EnergyCo earnings contributed $0.16 per diluted share to PNM Resources. Strong plant performance was one component of the earnings contribution as the Twin Oaks Power facility had an EAF of 89.8 percent and the Altura Cogen facility produced a 94.4 percent availability. Service company charges, which include start-up costs associated with the joint venture, and interest expense reduced this contribution to PNM Resources by $0.10 per diluted share.

Corporate/Other  – a business segment that reflects costs at the PNM Resources holding company, comprised mainly of interest expense related to certain short-term debt and existing equity-linked securities.

•	Corporate/Other reported ongoing losses of $24.3 million, or $0.31 per diluted share, compared with losses of $25.8 million, or $0.36 per diluted share, in 2006.

•
GAAP losses were $17.8 million, or $0.22 per diluted share, compared with losses of $29.2 million, or $0.41 per diluted share, in 2006. Losses in 2007 were lower than 2006 as a result of non-recurring items, as shown in Schedules 2 through 5.

Discontinued Operations

PNM Gas:  A natural gas utility with distribution and transmission assets.

•
PNM Gas reported 2007 ongoing earnings of $16.4 million, or $0.21 per diluted share. GAAP earnings were $15.5 million, or $0.20 per diluted share. PNM Gas reported ongoing and GAAP earnings of $12.9 million, or $0.18 per diluted share in 2006.

•
Certain corporate items that historically were allocated to the PNM Gas segment cannot be included as discontinued operations under GAAP. Therefore, those charges totaling $6.4 million and $6.3 million after tax have been reallocated to PNM Electric in reported results for 2007 and 2006, respectively, as shown in Schedules 2 and 4.

•	Colder weather, mainly during the first quarter, customer growth of 1.9 percent and the implementation of new delivery rates more than offset the impact of dilution.

•	The PNM gas operations earned an estimated 5.2 percent regulated return, based on a rate base of $0.4 billion and capital structure of 51.8 percent common equity.

2007 EARNINGS CALL:  8:30 AM EST, MONDAY, FEB. 11

PNM Resources will discuss preliminary, unaudited 2007 earnings results and guidance for 2008 and 2009 during a live conference call and Web cast at 8:30 a.m. EST on Monday, Feb. 11.  Speaking on the call will be Jeff Sterba, PNM Resources chairman, president and CEO, Chuck Eldred, executive vice president and CFO, Pat Vincent, president of utilities, and John R. Loyack, EnergyCo CEO.

Investors, analysts and other participants can listen to the live conference call by dialing (877) 548-7903 (toll free) or (719) 325-4931 (toll) five to 10 minutes prior to the event and referencing “the PNM Resources 2007 earnings conference call.” A telephone replay will be available at 1:30 pm EST until midnight Feb. 18 by dialing (888) 203-1112 (toll free) or (719) 457-0820 and using confirmation code 4045459.

A live Web cast of the call will be available at http://www.pnmresources.com/investors/events.cfm. Listeners are encouraged to visit the Web site at least 30 minutes before the event to register, download and install any necessary audio software. A recording of the Web cast will be available for 30 days and a transcript of the call will be posted as soon as possible.

Background:
PNM Resources (NYSE: PNM) is an energy holding company based in Albuquerque, N.M., with 2007 consolidated operating revenues from continuing and discontinued operations of $2.4 billion. Through its utility and energy subsidiaries, PNM Resources serves electricity to approximately 835,000 homes and businesses in New Mexico and Texas and natural gas to nearly 492,000 customers in New Mexico. Its utility subsidiaries are PNM and Texas-New Mexico Power. Another subsidiary is First Choice Power, a deregulated competitive retail electric provider in Texas. With generation resources of more than 2,650 megawatts, PNM Resources and its subsidiaries market power throughout the Southwest, Texas and the West. In addition, the joint venture in which the company has a 50-percent ownership owns approximately 920 megawatts of generation. For more information, visit www.PNMResources.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995
Statements made in this news release that relate to future events or the Company’s expectations, projections, estimates, intentions, goals, targets and strategies are made pursuant to the Private Securities Litigation Reform Act of 1995.  You are cautioned that all forward-looking statements are based upon current expectations and estimates and the Company assumes no obligation to update this information. Because actual results may differ materially from those expressed or implied by these forward-looking statements, the Company cautions you not to place undue reliance on these statements.  The Company’s business, financial condition, cash flow and operating results are influenced by many factors, which are often beyond its control, that can cause actual results to differ from those expressed or implied by the forward-looking statements.  These factors include the risk that EnergyCo LLC (“EnergyCo”) is unable to identify and implement profitable acquisitions, including development of the Cedar Bayou Generating Station, or that the Company and ECJV Holdings, L.L.C. will not agree to make additional capital contributions to EnergyCo, the potential unavailability of cash from the Company’s subsidiaries or EnergyCo due to regulatory, statutory or contractual restrictions, the outcome of any appeals of the Public Utility Commission of Texas  order in the stranded cost true-up proceeding, the ability of First Choice Power to attract and retain customers, changes in Electric Reliability Council of Texas protocols, changes in the cost of power acquired by First Choice Power, collections experience, insurance coverage available for claims made in litigation, fluctuations in interest rates, conditions affecting the Company’s ability to access the financial markets, including actions by the ratings agencies affecting the Company’s credit ratings, or EnergyCo’s access to additional debt financing following the utilization of its existing credit facility, weather, water supply, changes in fuel costs, availability of fuel supplies, the effectiveness of risk management and commodity risk transactions, seasonality and other changes in supply and demand in the market for electric power, variability of wholesale power prices and natural gas prices, volatility and liquidity in the wholesale power markets and the natural gas markets, changes in the competitive environment in the electric and natural gas industries, the performance of generating units, including the Palo Verde Nuclear Generating Station, the San Juan Generating Station, the Four Corners Plant, and EnergyCo generating units, and transmission systems, the ability to secure long-term power sales, the risk that the Company and its subsidiaries and EnergyCo may have to commit to substantial capital investments and additional operating costs to comply with new environmental control requirements including possible future requirements to address concerns about global climate change, the risks associated with completion of generation, including pollution control equipment at the San Juan Generating Station, and the EnergyCo Cedar Bayou Generating Station, transmission, distribution and other projects, including construction delays and unanticipated cost overruns, state and federal regulatory and legislative decisions and actions, including PNM’s pending electric rate case, the outcome of legal proceedings, including PNM’s pending gas rate case appeal, changes in applicable accounting principles, the performance of state, regional and national economies, and the risk that the closings of the pending sales of the PNM natural gas utility and certain wholesale electricity, natural gas and transmission contracts, and the pending purchase of certain Continental Energy Systems subsidiaries may not occur due to regulatory or other reasons.  For a detailed discussion of the important factors that affect the Company and that could cause actual results to differ from those expressed or implied by the Company’s forward-looking statements, please see “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s current and future Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q and the Company’s current and future Current Reports on Form 8-K, filed with the SEC.

Non-GAAP Financial Measures
PNM Resources (“the Company”) uses ongoing earnings and ongoing earnings per diluted share (or ongoing diluted earnings per share) to evaluate the operations of the Company and to establish goals for management and employees.  Additionally, the Company uses a return on rate base (“regulated return”) to evaluate the operations of each of its regulated business segments.  While the Company believes these financial measures are appropriate and useful for investors, they are not measures presented in accordance with generally accepted accounting principles in the U.S. (GAAP). The Company does not intend for these measures, or any piece of these measures, to represent any financial measure as defined by GAAP. Furthermore, the Company’s calculations of these measures as presented may or may not be comparable to similarly titled measures used by other companies.

As defined within this release, ongoing earnings and ongoing earnings per diluted share exclude the impact of non-recurring items and net unrealized mark-to-market gains and losses on economic hedges.  Reconciliations of quarterly and year-end ongoing earnings to GAAP earnings for 2007 and 2006 are provided on accompanying Schedules 1 through 5.

Regulated return measures the regulated earnings contribution of a business segment as a percentage of the portion of its rate base deemed financed by common equity.  Regulated return is calculated by dividing ongoing earnings for the regulated portion of the business segment, as adjusted, by the common equity portion of its estimated rate base, based on a defined capital structure.  PNM Resources believes rate base to be a measure that is required by the New Mexico Public Regulation Commission (NMPRC) and the Public Utility Commission of Texas (PUCT), and does not believe rate base to be comparable to a GAAP measure.  The calculation of regulated return for the Company’s regulated business segments, along with a calculation of adjusted ongoing earnings, are presented on the accompanying Schedule 6.

PNM Resources, Inc.
Schedule 1:
4th Quarter 2007 Reconciliation of Ongoing Earnings to GAAP Earnings
(Preliminary and Unaudited)

(in '000s)	Quarter Ended December 31,
	2007		2006
	Earnings	EPS	Earnings	EPS
	(in '000s)	Diluted	(in '000s)	Diluted
GAAP Net Earnings	$18,069	$0.23	$35,313	$0.48

Adjustments to reconcile GAAP net earnings to
ongoing net earnings (net of income tax effects):
Favorable Tax Decisions	(4,708)	(0.06)	-	-
Acquisition Integration Costs	-	-	423	0.00
Loss on Contribution of Altura	380	0.00	-	-
Business Improvement Plan	1,475	0.02	-	-
Sale of Turbine	(955)	(0.01)	-	-
JV Formation Costs	(942)	(0.01)	2,079	0.03
Economic mark-to-market	(4,501)	(0.06)	(1,086)	(0.01)
Total Adjustments	(9,251)	(0.12)	1,416	0.02

Ongoing Net Earnings	$8,818	$0.11	$36,729	$0.50

Average Diluted Shares	77,257		73,263

PNM Resources
Schedule 2:
2007 Reconciliation of Ongoing to GAAP Earnings
($ in thousands)
(Preliminary and Unaudited)

2007 Earnings			Wholesale					Corp/Other
	PNM Gas	PNM Electric	PNM Wholesale	Altura	TNMP	FCP	EnergyCo	PNM Corp/Other	PNMR Corp/Other	PNMR
Ongoing Earnings - Previous Segments	$10,092	$35,833	$4,173	$7,259	$18,923	$26,843	$4,579	$781	($24,278)	$84,205

Electric Segment Changes
Combine PNM Electric (Retail) and PNM Wholesale		4,173	(4,173)							-
Reclass PNM Corporate/Other	(98)	879						(781)		-
After Electric Segment Changes	9,994	40,885	-	7,259	18,923	26,843	4,579	-	(24,278)	84,205

	PNM Gas	PNM Electric		Altura	TNMP	FCP	EnergyCo	PNM Corp/Other	PNMR Corp/Other	PNMR
	9,994	40,885		7,259	18,923	26,843	4,579	-	(24,278)	84,205
Corporate items allocated to PNM Gas that are not considered discontinued operations under GAAP:	6,362	(6,362)		-	-	-	-	-	-	-

Ongoing Earnings	16,356	34,523		7,259	18,923	26,843	4,579	-	(24,278)	84,205

Non-Recurring Items
Favorable Tax Decisions		4,709							16,037	20,746
Twin Oaks III Impairment				(2,042)						(2,042)
Business Improvement Plan	(859)	(2,277)			(524)				(5,417)	(9,077)
Loss on Altura Contribution									(2,577)	(2,577)
Sale of Turbine		2,633								2,633
Afton Write-Down		(11,780)								(11,780)
JV Formation Costs									(1,600)	(1,600)
Economic Mark-to-Market	1	(4,504)				341				(4,162)
Total Non-Recurring Items	(858)	(11,219)		(2,042)	(524)	341	-		6,443	(7,859)

GAAP Earnings from Continuing Operations		23,304		5,217	18,399	27,184	4,579		(17,835)	60,848
GAAP Earnings from Discontinued Operations	15,498									15,498
GAAP Net Earnings	$15,498	$23,304		$5,217	$18,399	$27,184	$4,579		($17,835)	$76,346

PNM Resources
Schedule 3:
2007 Reconciliation of GAAP to Ongoing Earnings Per Share
(Preliminary and Unaudited)

2007 EPS			Wholesale					Corp/Other
	PNM Gas	PNM Electric	PNM Wholesale	Altura	TNMP	FCP	EnergyCo	PNM Corp/Other	PNMR Corp/Other	PNMR
Ongoing Earnings - Previous Segments	$0.13	$0.47	$0.05	$0.09	$0.24	$0.34	$0.06	$0.01	($0.31)	$1.08

Electric Segment Changes
Combine PNM Electric (Retail) and PNM Wholesale		0.05	(0.05)							-
Reclass PNM Corporate/Other	(0.00)	0.01						(0.01)		-
After Electric Segment Changes	0.13	0.53	-	0.09	0.24	0.34	0.06	-	(0.31)	1.08

	PNM Gas	PNM Electric		Altura	TNMP	FCP	EnergyCo	PNM Corp/Other	PNMR Corp/Other	PNMR
	0.13	0.53		0.09	0.24	0.34	0.06		(0.31)	1.08
Corporate items allocated to PNM Gas that are not considered discontinued operations under GAAP:	0.08	(0.08)		-	-	-	-		-	-

Ongoing Earnings	0.21	0.45		0.09	0.24	0.34	0.06		(0.31)	1.08

Non-Recurring Items
Favorable Tax Decisions		0.06							0.21	0.27
Twin Oaks III Impairment				(0.03)						(0.03)
Business Improvement Plan	(0.01)	(0.03)			(0.01)				(0.07)	(0.12)
Loss on Altura Contribution									(0.03)	(0.03)
Sale of Turbine		0.03								0.03
Afton Write-Down		(0.15)								(0.15)
JV Formation Costs									(0.02)	(0.02)
Economic Mark-to-Market		(0.06)				0.01				(0.05)
Total Non-Recurring Items	(0.01)	(0.15)		(0.03)	(0.01)	0.01	-		0.09	(0.10)

GAAP Earnings from Continuing Operations		0.30		0.06	0.23	0.35	0.06		(0.22)	0.78
GAAP Earnings from Discontinued Operations	0.20									0.20
GAAP Net Earnings	$0.20	$0.30		$0.06	$0.23	$0.35	$0.06		($0.22)	$0.98

Average Diluted Shares Outstanding: 77,927,851

PNM Resources
Schedule 4:
2006 Reconciliation of GAAP to Ongoing Earnings
($ in thousands)
(Preliminary and Unaudited)

2006 Earnings			Wholesale					Corp/Other
	PNM Gas	PNM Electric	PNM Wholesale	Altura	TNMP	FCP	EnergyCo	PNM Corp/Other	PNMR Corp/Other	PNMR
Ongoing Earnings - Previous Segments	$5,956	$38,981	$19,371	$23,909	$15,713	$41,363	$ -	$5,958	($25,825)	$125,426

Electric Segment Changes
Combine PNM Electric (Retail) and PNM Wholesale		19,371	(19,371)							-
Reclass PNM Corporate/Other	569	5,389						(5,958)		-
After Electric Segment Changes	6,525	63,741	-	23,909	15,713	41,363	-	-	(25,825)	125,426

	PNM Gas	PNM Electric		Altura	TNMP	FCP	EnergyCo		PNMR Corp/Other	PNMR
	6,525	62,996		23,909	15,713	41,363	-		(25,825)	125,426
Corporate items allocated to PNM Gas that are not considered discontinued operations under GAAP:	6,337	(6,337)		-	-	-	-		-	-

Ongoing Earnings	12,862	57,404		23,909	15,713	41,363	-		(25,825)	125,426

Non-Recurring Items
Acquisition Integration Costs	(4)	(10)			(14)	(1,396)			(1,276)	(2,700)
JV Formation Costs									(2,079)	(2,079)
Economic Mark-to-Market		171								171
Total Non-Recurring Items	(4)	161		-	(14)	(1,396)	-		(3,355)	(4,608)

GAAP Earnings from Continuing Operations		57,565		23,909	15,699	39,967	-		(29,180)	107,960
GAAP Earnings from Discontinued Operations	12,858									12,858
GAAP Net Earnings	$12,858	$57,565		$23,909	$15,699	$39,967	$ -		($29,180)	$120,818

PNM Resources
Schedule 5:
2006 Reconciliation of GAAP to Ongoing Earnings Per Share
(Preliminary and Unaudited)

2006 EPS			Wholesale					Corp/Other
	PNM Gas	PNM Electric	PNM Wholesale	Altura	TNMP	FCP	EnergyCo	PNM Corp/Other	PNMR Corp/Other	PNMR
Ongoing Earnings - Previous Segments	$0.08	$0.55	$0.28	$0.34	$0.22	$0.59	$ -	$0.08	($0.36)	$1.78

Electric Segment Changes
Combine PNM Electric (Retail) and PNM Wholesale		0.28	(0.28)							-
Reclass PNM Corporate/Other	0.01	0.07						(0.08)		-
After Electric Segment Changes	0.09	0.90	-	0.34	0.22	0.59	-	0.00	(0.36)	1.78

	PNM Gas	PNM Electric		Altura	TNMP	FCP	EnergyCo	PNM Corp/Other	PNMR Corp/Other	PNMR
	0.09	0.90		0.34	0.22	0.59	-		(0.36)	1.78
Corporate items allocated to PNM Gas that are not considered discontinued operations under GAAP:	0.09	(0.09)		-	-	-	-		-	-

Ongoing Earnings	0.18	0.81		0.34	0.22	0.59	-		(0.36)	1.78

Non-Recurring Items
Acquisition Integration Costs						(0.02)			(0.02)	(0.04)
JV Formation Costs									(0.03)	(0.03)
Economic Mark-to-Market		-								0.00
Total Non-Recurring Items	0.00	-		0.00	0.00	(0.02)	-		(0.05)	(0.07)

GAAP Earnings from Continuing Operations		0.81		0.34	0.22	0.57	-		(0.41)	1.53
GAAP Earnings from Discontinued Operations	0.18									0.18
GAAP Net Earnings	$0.18	$0.81		$0.34	$0.22	$0.57	$ -		($0.41)	$1.71

Average Diluted Shares Outstanding: 70,635,829

PNM Resources
Schedule 6:
2007 Utility Regulated Return
(in millions, except percentages)

		FY 2007
NM Electric
	Regulated ongoing earnings (1)	$35.8
	Rate base	$1,404.0
	Capital structure (common equity percentage)	51.4%
		$721.2

	Regulated return	5.0%

PNM Gas
	Regulated ongoing earnings (1)	$10.1
	Rate base	$377.3
	Capital structure (common equity percentage)	51.8%
		$195.4

	Regulated return	5.2%

TNMP Electric
	Regulated ongoing earnings (1)	$18.9
	Less recovery of stranded costs, net of amortization and tax (2)	$(7.9)
	Regulated ongoing earnings, as adjusted	$11.0
	Rate base	$411.5
	Capital structure (common equity percentage)	40.0%
		$164.6

	Regulated return	6.7%

(1) Regulated ongoing earnings for PNM Electric, PNM Gas and TNMP Electric are included on schedule 2, which includes a reconciliation of these numbers to GAAP segment earnings.

(2) TNMP regulated ongoing earnings are adjusted to remove the amount of after-tax earnings related to the recovery of stranded costs, as this amount relates to prior periods and is not reflective of a current year return on rate base.

PNM RESOURCES, INC. AND SUBSIDIARIES
PRELIMINARY CONSOLIDATED STATEMENTS OF EARNINGS
(Unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2007	2006	2007	2006
	(In thousands, except per share amounts)
Operating Revenues:
Electric	$ 401,249	$ 455,312	$1,913,063	$1,962,174
Other	496	683	1,205	1,186
Total operating revenues	401,745	455,995	1,914,268	1,963,360

Operating Expenses:
Cost of energy sold	218,578	228,514	1,121,862	1,084,245
Administrative and general	48,913	60,160	214,421	218,343
Energy production costs	44,143	44,051	200,421	163,282
Depreciation and amortization	35,200	34,645	135,695	130,662
Transmission and distribution costs	13,781	13,981	57,736	54,030
Taxes other than income taxes	12,439	15,626	57,922	62,965
Total operating expenses	373,054	397,977	1,788,057	1,713,527
Operating income	28,691	59,018	126,211	249,833

Other Income and Deductions:
Interest income	15,634	9,444	43,154	36,013
Gains on investments held by NDT	4,701	3,957	11,599	5,844
Other income	1,992	2,054	7,286	6,114
Equity in net earnings (loss) of EnergyCo	(4,585)	-	7,581	-
Carrying charges on regulatory assets	-	978	-	6,993
Other deductions	(3,032)	(1,278)	(11,552)	(6,671)
Net other income and deductions	14,710	15,155	58,068	48,293

Interest Charges:
Interest on long-term debt	16,946	21,502	75,396	84,773
Other interest charges	9,930	15,768	44,759	49,335
Total interest charges	26,876	37,270	120,155	134,108

Earnings before Income Taxes	16,525	36,903	64,124	164,018

Income Taxes	4,235	9,038	2,748	55,530

Preferred Stock Dividend Requirements of Subsidiary	132	132	528	528

Earnings from Continuing Operations	12,158	27,733	60,848	107,960

Earnings from Discontinued Operations, net of income
taxes of $3,899, $4,733, $10,382and $8,439	5,911	7,580	15,498	12,858

Net Earnings	$ 18,069	$ 35,313	$ 76,346	$ 120,818

Earnings from Continuing Operations per Common Share:
Basic	$ 0.16	$ 0.39	$ 0.79	$ 1.56
Diluted	$ 0.16	$ 0.38	$ 0.78	$ 1.54
Net Earnings per Common Share:
Basic	$ 0.24	$ 0.49	$ 1.00	$ 1.73
Diluted	$ 0.23	$ 0.48	$ 0.98	$ 1.71

Dividends Declared per Common Share	$ 0.23	$ 0.22	$ 0.92	$ 0.88

PNM RESOURCES, INC. AND SUBSIDIARIES
PRELIMINARY COMPARATIVE OPERATING STATISTICS

The following table shows PNM Electric operating revenues by customer class, including intersegment revenues that are eliminated within the presentation of the preliminary condensed consolidated statements of earnings, and average number of customers:

	Year Ended December 31,
	2007	2006	Change	%
	(In millions, except customers)
Residential	$265.4	$222.1	$43.3	19.5
Commercial	294.7	257.7	37.0	14.4
Industrial	100.0	62.5	37.5	60.0
Transmission	34.9	28.9	6.0	20.8
Other retail	23.0	21.0	2.0	9.5
Wholesale long-term sales	157.0	149.7	7.3	4.9
Wholesale short-term sales	262.2	373.6	(111.4)	(29.8)
	$1,137.2	$1,115.5	$21.7	1.9
Average customers (thousands)	489.4	430.4	59.2	13.8

The following table shows PNM Electric GWh sales by customer class:

	Year Ended December 31,
	2007	2006	Change	%
	(Gigawatt hours)
Residential	3,208.6	2,764.3	444.3	16.1
Commercial	4,005.2	3,635.4	369.8	10.2
Industrial	1,920.1	1,327.3	592.8	44.7
Other retail	266.0	258.3	7.7	3.0
Wholesale long-term sales	2,953.3	2,647.7	305.6	11.5
Wholesale short-term sales	7,126.3	7,207.2	(80.9)	(1.1)
	19,479.5	17,840.2	1,639.3	9.2

Effective January 1, 2007, TNMP’s New Mexico operations were transferred to PNM.  For 2006, TNMP’s New Mexico operations had total operating revenues of $99.1 million, average customers of 49,529 and total sales volume of 1,124 GWh.

PNM RESOURCES, INC. AND SUBSIDIARIES
PRELIMINARY COMPARATIVE OPERATING STATISTICS

The following table shows TNMP Electric operating revenues by customer class, including intersegment revenues that are eliminated within the presentation of the preliminary condensed consolidated statements of earnings, and average number of customers:

	Year Ended December 31,
	2007	2006(1)	Change	%
	(In millions, except customers)
Residential	$69.5	$89.5	$(20.0)	(22.3)
Commercial	70.1	88.7	(18.6)	(21.0)
Industrial	7.9	40.5	(32.6)	(80.5)
Other	32.9	38.3	(5.4)	(14.1)
	$180.4	$257.0	$(76.6)	(29.8)
Average customers (thousands) (2)	226.2	272.6	(46.4)	(17.0)

(1)	The customer class revenues and the average customer count have been reclassified.

(2)
Under TECA, customers of TNMP Electric in Texas have the ability to choose First Choice or any other REP to provide energy.  The average customers reported above include 137,015 and 153,693 customers of TNMP Electric for the twelve months ended December 31, 2007 and 2006 who have chosen First Choice as their REP.  These customers are also included in the First Choice segment.

The following table shows TNMP Electric GWh sales by customer class:

	Year Ended December 31,
	2007	2006(2)	Change	%
	(Gigawatt hours(1))
Residential	2,520.6	2,734.4	(213.8)	(7.8)
Commercial	2,196.0	2,579.9	(383.9)	(14.9)
Industrial	1,927.9	2,157.5	(229.6)	(10.6)
Other	100.6	121.2	(20.6)	(17.0)
	6,745.1	7,593.0	(847.9)	(11.2)

(1)
The GWh sales reported above include 2,018.1 and 2,332.1 GWhs for the twelve months ended December 31, 2007 and 2006 and used by customers of TNMP Electric respectively, who have chosen First Choice as their REP.  These GWhs are also included below in the First Choice segment.

(2)	The customer class sales have been reclassified.

Effective January 1, 2007, TNMP’s New Mexico operations were transferred to PNM.  For 2006, TNMP’s New Mexico operations had total operating revenues, average customers and total sales volume as set forth under PNM Electric above.

PNM RESOURCES, INC. AND SUBSIDIARIES
PRELIMINARY COMPARATIVE OPERATING STATISTICS

The following table shows PNM Gas operating revenues by customer class, included in earnings from discontinued operations within the presentation of the preliminary condensed consolidated statements of earnings, and average number of customers:

	Year Ended December 31,
	2007	2006	Change	%
	(In millions, except customers)
Residential	$338.5	$328.7	$9.8	3.0
Commercial	102.3	102.9	(0.6)	(0.6)
Industrial	2.7	4.7	(2.0)	(42.6)
Transportation(1)	15.1	14.4	0.7	4.9
Other	49.9	58.1	(8.2)	(14.1)
	$508.5	$508.8	(0.3)	(0.1)
Average customers (thousands)	491.6	482.3	9.3	1.9

(1)	Customer-owned gas.

The following table shows PNM Gas throughput by customer class:

	Year Ended December 31,
	2007	2006	Change	%
	(Thousands of Decatherms)
Residential	29,468.1	27,556.1	1,912.0	6.9
Commercial	10,655.6	10,409.5	246.1	2.4
Industrial	313.1	580.9	(267.8)	(46.1)
Transportation(1)	40,299.3	39,202.2	1,097.1	2.8
Other	5,356.8	6,449.6	(1,092.8)	(16.9)
	86,092.9	84,198.3	1,894.6	2.3

(1)	Customer-owned gas.

PNM RESOURCES, INC. AND SUBSIDIARIES
PRELIMINARY COMPARATIVE OPERATING STATISTICS

The following table shows Altura operating revenues for the period it was owned by PNMR from April 18, 2006 to May 31, 2007 by type of sale.

	Year Ended December 31,
	2007	2006	Change	%
	(In millions)
Long-term sales	$65.4	$125.1	$(59.7)	(47.7)

The following table shows Altura GWh sales by customer class:

	Year Ended December 31,
	2007	2006	Change	%
	(Gigawatt hours)
Long-term sales	915.9	1,683.7	(767.8)	(45.6)

PNM RESOURCES, INC. AND SUBSIDIARIES
PRELIMINARY COMPARATIVE OPERATING STATISTICS

The following table shows First Choice operating revenues by customer class, including intersegment revenues that are eliminated within the presentation of the preliminary condensed consolidated statements of earnings, and number of customers:

	Year Ended December 31,
	2007	2006(1)	Change	%
	(In millions, except customers)
Residential	$390.3	$346.0	$44.3	12.8
Mass-market	61.0	81.9	(20.9)	(25.5)
Mid-market	141.6	129.2	12.4	9.6
Trading gains (losses)	(6.2)	9.3	(15.5)	(166.7)
Other	14.0	18.5	(4.5)	(24.3)
	$600.7	$584.9	$15.8	2.7
Actual customers (thousands) (2,3)	258.4	253.7	4.7	1.9

(1)	The customer class revenues and the customer counts have been reclassified to be consistent with the current year presentation.

(2)	See note above in the TNMP Electric segment discussion about the impact of TECA.

(3)	Due to the competitive nature of First Choice’s business, actual customer count at December 31 is presented in the table above as a more representative business indicator than average customers.

The following table shows First Choice GWh electric sales by customer class:

	Year Ended December 31,
	2007	2006(2)	Change	%
	(Gigawatt hours (1))
Residential	2,796.9	2,481.6	315.3	12.7
Mass-market	371.8	549.1	(177.3)	(32.3)
Mid-market	1,197.3	1,159.2	38.1	3.3
Other	21.1	20.9	0.2	1.0
	4,387.1	4,210.8	176.3	4.2

(1)	See note above in the TNMP Electric segment discussion about the impact of TECA.

(2)	The customer class sales have been reclassified to be consistent with current year presentation.